Exhibit 99.1

12500 West Creek Parkway
Richmond, VA 23238
Phone (804) 484-7700 FAX(804) 484-7701
NEWS RELEASE

FOR MORE INFORMATION:

PFG Investor Contracts:
PFG Media Contact:	John Austin	Jeff Fender
Cheryl Moore	SVP and CFO	VP and Treasurer
Director, Corporate Communications	(804) 484-7753	(804) 484-6231
(804) 484-6273
PERFORMANCE FOOD GROUP SIGNS MERGER AGREEMENT WITH
AFFILIATES OF THE BLACKSTONE GROUP AND WELLSPRING CAPITAL MANAGEMENT
RICHMOND, Va. (Jan. 18, 2008) - Performance Food Group Company (NASDAQ/NGS: PFGC) announced today it has signed a definitive merger agreement to be acquired by an affiliate of The Blackstone Group (NYSE: BX) and Wellspring Capital Management in a transaction valued at approximately $1.3 billion. Under the terms of the merger agreement, Performance Food Group shareholders will receive $34.50 in cash for each outstanding share of Company common stock they hold representing a premium of 33.4% over the average closing share price for the 30 trading days ended January 17, 2008 and 42.6% over yesterday’s closing share price of $24.19.
The Board of Directors of Performance Food Group has unanimously adopted the merger agreement and resolved to recommend that the Company’s shareholders approve the agreement. The transaction will be structured as a combination of Performance Food Group and Vistar Corporation, a foodservice distributor controlled by affiliates of Blackstone and Wellspring.
“We believe this transaction delivers outstanding value to our shareholders,” said Steven L. Spinner, president and chief executive officer of Performance Food Group. “We are also excited about the opportunity to team up with Blackstone and Wellspring, who enthusiastically support our goals of growth, operational excellence and outstanding customer service. We are proud of our track record of growth, which is made possible by the dedication and commitment of the thousands of associates who make up the Performance Food Group family. We appreciate the confidence Blackstone and Wellspring have in this Company and believe this merger will provide us with important resources to further execute our operating and growth strategies.”
“We are thrilled to be investing in such a high quality food distribution company,” said Prakash Melwani, a senior managing director at Blackstone. “We believe that Performance Food Group is extremely well positioned and Blackstone and Wellspring will fully support the Company in continuing to deliver on its well-established reputation
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for operational excellence while building on its strong history of growth.”
William F. Dawson, Jr., a partner at Wellspring said, “We are excited about the combination of Performance Food Group and Vistar, as it brings together two of the strongest companies and many of the best brands in the foodservice distribution industry. Performance Food Group has a history of consistent growth and has become one of the industry leaders. We believe that together with Vistar and the strong brands at Roma, the people of both companies will join to make the combined company stronger, more diverse and faster growing.”
The transaction is not subject to any financing condition to the obligations of Blackstone and Wellspring. Under the terms of the Merger Agreement, Blackstone and Wellspring are obligated to pay the Company an aggregate $40 million termination fee if they breach their obligation to consummate the transaction. The Company will also solicit superior proposals from third parties during the next 50 days. The Company does not intend to disclose developments with respect to the solicitation process unless and until its Board of Directors has revised its recommendation to the shareholders.
The transaction is subject to receipt of shareholder approval and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as satisfaction of other customary closing conditions, and is expected to be completed by the end of the second quarter of 2008. Following completion of the transaction, Performance Food Group’s stock will be de-listed and no longer trade publicly. The combined companies will be named Performance Food Group. The headquarters of Performance Food Group will remain in Richmond, Virginia. The headquarters of Vistar will remain in Denver, Colorado.
Evercore Group L.L.C. is acting as financial advisor to the Company. Bass, Berry & Sims PLC is acting as legal advisor to the Company.
Wachovia, Goldman Sachs and Credit Suisse are acting as financial advisors to Blackstone and Wellspring. Simpson Thacher & Bartlett LLP is acting as legal advisor to Blackstone and Wellspring.
About Performance Food Group
Performance Food Group markets and distributes more than 68,000 national and private label food and food-related products to over 41,000 restaurants, hotels, cafeterias, schools, healthcare facilities and other institutions. For more information on Performance Food Group, visit www.pfgc.com.
About The Blackstone Group
The Blackstone Group (NYSE:BX) is a leading global alternative asset manager and provider of financial advisory services. Its alternative asset management businesses include the management of corporate private equity funds, real estate opportunity funds, funds of hedge funds, mezzanine funds, senior debt funds, proprietary hedge funds and
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closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.
About Wellspring Capital Management
Wellspring Capital Management LLC is a New York-based private equity firm that manages more than $2.0 billion in equity capital. The firm is focused on acquiring companies where it can realize substantial value by contributing management expertise, innovative operating and financing strategies and capital. For additional information, please visit www.wellspringcapital.com.
About Vistar Corporation
Vistar is the leading food away from home distributor specializing in the Italian, pizza, vending, office coffee, and theater markets. The Company serves over 33,000 customers in 50 states through 36 distribution centers. For more information, please visit www.vistarvsa.com.
Additional Media Contacts:
The Blackstone Group
John Ford
Tel: +1 (212) 583-5559
ford@blackstone.com
Wellspring Capital Management
Melissa Daly or Giovanna Konicke
The Brunswick Group
Tel: +1 (212) 333-3810
Vistar Corporation
Kent Berke
Tel: +1 (303) 662-7155
kentberke@vistarvsa.com
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IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to Performance Food Group Company, 12500 West Creek Parkway, Richmond, VA 23238 Attention: Investor Relations.
PARTICIPANTS IN THE SOLICITATION
Performance Food Group and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of the Company’s participants in the solicitation, which may be different than those of the Company’s shareholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements based on current Company management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, including the receipt of shareholder approval and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (7) the impact of the substantial indebtedness incurred to finance the consummation of the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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